Exhibit 21.1

List of subsidiaries of the Registrant:

                                           Jurisdiction of           Percentage
        Subsidiary                         incorporation            Of Ownership
----------------------------------------   ----------------------   ------------
General Steel Investment Co., Ltd          British Virgin Islands      100.0%
Tianjin Daqiuzhuang Metal Sheet Co., Ltd   P.R.C.                       70.0%